Appendix A

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                         CORE TRUST FUNDS

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Equity Income Portfolio
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Index Portfolio
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International Equity Portfolio
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Small Cap Basic Value Portfolio
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Small Cap Index Portfolio
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Approved by the Board of Trustees on October 24, 2000 and August 6, 2002.

Most Recent Annual Approval Date:  August 6, 2002.


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


                                   SCHEDULE A

                             WELLS FARGO CORE TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

         This fee agreement is made as of the 6th day of August, 2002, by and between Wells Fargo Funds Management, LLC (the "Adviser") and Wells Capital Management Incorporated (the "Sub-Adviser") and

         WHEREAS, the parties and Wells Fargo Funds Trust (the "Trust") have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Schedule A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds").

         WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

         NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the following annual rates listed for each Fund listed in Appendix A.


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


                                                       APPENDIX A TO SCHEDULE A

------------------------------------- ----------------------------------- -----------------------------------
NAME OF FUND                          BREAKPOINTS                         SUB-ADVISORY RATE
------------------------------------- ----------------------------------- -----------------------------------
Equity Income Portfolio               0-200M                              0.25
                                      200-400M                            0.20
                                      >400M                               0.15
------------------------------------- ----------------------------------- -----------------------------------
Index Portfolio                       0-200M                              0.02
                                      >200M                               0.01
------------------------------------- ----------------------------------- -----------------------------------
International Equity Portfolio        0-200M                              0.35
                                      >200M                               0.25
------------------------------------- ----------------------------------- -----------------------------------
Small Cap Basic Value Portfolio       0-200M                              0.25
                                      >200M                               0.20
------------------------------------- ----------------------------------- -----------------------------------
Small Cap Index Portfolio             0-200M                              0.02
                                      >200M                               0.01
------------------------------------- ----------------------------------- -----------------------------------


                                    WELLS FARGO FUNDS MANAGEMENT, LLC


                                    By: /s/ ANDREW OWEN
                                        ----------------------------------------
                                          Andrew Owen
                                          Vice President

                                    WELLS CAPITAL MANAGEMENT INCORPORATED


                                    By: /s/ DAVID O'KEEFE
                                        ----------------------------------------
                                          David O'Keefe
                                          Chief Financial Officer


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